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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Smart Online, Inc.
Durham, North Carolina


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated July 21, 2004 relating to the financial statements of Smart Online, Inc., which contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO Seidman, LLP
-----------------------
BDO Seidman, LLP
High Point, North Carolina
December 23, 2004